ATEL CAPITAL EQUIPMENT FUND X, LLC

                           SELECTED DEALERS AGREEMENT


                            San Francisco, California

                                ___________, 200_

Gentlemen:

         The undersigned, ATEL Securities Corporation (the "Dealer Manager"), has entered into an agreement (the "Selling Agreement") with ATEL CAPITAL EQUIPMENT FUND X, LLC, a California limited liability company (the "Fund") and its manager pursuant to which the undersigned has agreed to use its best efforts to form and manage, as Dealer Manager, a group of securities dealers (the "Soliciting Dealers") for the purpose of soliciting offers for the purchase of units of limited liability company interest ("Units") in the Fund. The terms of the offering are set forth in the Fund's Registration Statement No. 333-100452, on Form S-1 which was filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement in the form in which it became effective is referred to herein as the "Registration Statement" and the prospectus included therein, in the form in which it became effective and in the form as first filed with the Commission pursuant to its Rule 424, is referred to herein as the "Prospectus." The terms used but not otherwise defined in this Agreement have the same meanings as in the Prospectus.

         You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find purchasers for the Units. You hereby confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

         l. You hereby agree to solicit, as an independent contractor and not as our agent or as an agent of the Fund or its Manager, persons acceptable to the Manager to enter into the Subscription Agreement in the form attached to the Prospectus. Until such time as subscription proceeds for a total of not less than 120,000 Units are received, accepted and deposited with the escrow agent, all subscription checks shall be payable to "U. S. Bank - ACEF X Escrow." All Subscription Agreements solicited by you shall be transmitted promptly to the Dealer Manager in accordance with the instructions set forth in the Subscription Agreements, and all funds received by you with respect to any Subscription Agreement shall be promptly transmitted to the Dealer Manager. As used herein the term "promptly transmitted" shall have the meaning set forth in Rule 15c2-4 under the Securities Exchange Act of 1934 (the "1934 Act"), as interpreted in NASD Notice to Members 84-64. You hereby agree to comply in full with such NASD Notice to Members 84-64, as it may be amended from time to time. We in turn will transmit subscriptions and funds received during the escrow period to the escrow agent not later than noon of the second business day following receipt of same by us. After subscriptions for a minimum of 120,000 Units have been received, accepted and deposited with the escrow agent, and subscription proceeds are thereafter released to the Fund pursuant to the terms of the escrow agreement, all further subscription checks shall be payable directly to the Fund. No Subscription Agreement shall be effective unless and until accepted by the Manager, and in no event will a subscription be effective until five days after the investor has received a Prospectus.

         You agree that you will:

                  (a) (i) diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investors and (ii) inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment;

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                  (b) have reasonable grounds to believe, on the basis of
                  information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by you, that:

                                    (i) the participant is or will be in a
                           financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;

                                    (ii) the participant has a fair market net
                           worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                                    (iii) the program is otherwise suitable for
                           the participant;

                  (c) maintain copies of all Subscription Agreements and information relating to suitability determinations in your records for the longer of (i) six years from the date of investment, (ii) the period prescribed by Rule 17a-4 under the 1934 Act, or (iii) the period required by applicable state blue sky laws;

                  (d) execute no transaction in a discretionary account without prior written approval of the transaction by the investor; and

                  (e) comply in all respects with the Conduct Rules of the NASD in the conduct of the offering of Units.

         Furthermore, you expressly agree to be bound by the escrow agreement executed by the Fund for the deposit of subscription proceeds pending receipt and acceptance of subscriptions for a minimum of 120,000 Units.

         All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the Fund and we, the Fund and its Manager, reserve the right in our and its uncontrolled discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Fund or otherwise. A sale of a Unit shall be deemed to be completed only after (i) the Fund receives a properly completed subscription agreement from the Soliciting Dealer, together with payment of the full purchase price of each purchased Unit from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus; (ii) a period of five days has passed following the receipt by the investor of a Prospectus; and (iii) such subscription agreement has been accepted in writing by the Manager. Neither you nor any other person is authorized to give any information or make any representation other than those contained in the Prospectus or in any supplemental sales literature furnished by the Dealer Manager or the Fund for use in making solicitations in connection with the offer and sale of the Units.

         Upon release by us, you may offer the Units at the public offering price, subject to the terms and conditions hereof.

         2. We understand that the Fund will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. In this connection, the Fund and its Manager have represented and warranted to us that the Registration Statement and the Prospectus, and all amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. It is understood by the Fund and its Manager that Section (b)(3) of Rule 2810 of the Conduct Rules of the NASD requires that you determine that

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all material facts relating to the subject offering are adequately and accurately disclosed to prospective subscribers and provide a basis for evaluating the offering, and the Fund and its Manager therefore have specifically represented and warranted to us that:

         (i) all items of compensation payable to them and their affiliates are and will be set forth in the Prospectus under the caption "Management Compensation";

         (ii) all types of Equipment to be acquired by the Fund are and will be described in the Prospectus under the caption "Investment Objectives and Policies - Types of Equipment" or in a supplement to be included inside the back cover of the Prospectus;

         (iii) all material tax aspects are and will be set forth in the Prospectus under the captions "Income Tax Consequences" and "Risk Factors";

         (iv) the financial position and business experience of the Manager and of those affiliates of the Manager who are of relevance to the subject offering are and will be accurately and adequately reflected in the Prospectus under the captions "Management" and "Prior Performance Summary";

         (v) all material conflicts of interest and risk factors are and will be set forth in the Prospectus under the captions "Conflicts of Interest" and "Risk Factors"; and

         (vi) all pertinent facts relating to the liquidity and marketability of the Units are and will be set forth in the Prospectus under the captions "Risk Factors - Limited Transferability of Units" and "Summary of the Limited Liability Company Operating Agreement - Transferability of Units."

         We also understand that the Fund may provide you with certain supplemental sales material to be used by you in connection with the solicitation of Units in the Fund. We will comply with the filing requirements of Section 2210(c)(2) of the NASD Conduct rules with respect to any advertisements or sales literature to be used as supplemental sales material in connection with the solicitation of Units. You agree not to use any advertisement or sales literature, as those terms are defined in Section 2210(a) of the NASD Conduct Rules, as supplemental sales literature in the solicitation of Units except to the extent such materials are provided by us or we have given our prior written approval for use of such materials. In the event you elect to use supplemental sales material, you agree that such material shall not be used in connection with the solicitations of Units unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future, unless you are notified by us that such material has been prepared and cleared for use in compliance with the SEC's Rule 134. Upon your request, we will furnish to you information necessary to confirm the continued fairness, accuracy, and completeness of the Prospectus in all material respects during the offering period.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the 1933 Act, or of the rules and regulations thereunder.

         You confirm that you are familiar with Securities Act Release No. 4968 and Rule l5c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith. We will make available to you, to the extent they are made available to us by the Fund, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the 1933 Act and the applicable rules and regulations thereunder.


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         You agree that you will exercise due diligence in determining that all material facts are adequately and accurately disclosed in the Prospectus. For purposes of compliance with Sections (b)(3)(A) and (B) of Rule 2810 of the Conduct Rules of the NASD regarding due diligence, it is understood and agreed that you may rely upon the results of an inquiry conducted by another member or members of the NASD, provided that:

                  (1) you have reasonable grounds to believe that such inquiry was conducted with due care;

                  (2) the results of the inquiry were provided to you with the consent of the member or members conducting or directing the inquiry; and

                  (3) no member that participated in the inquiry is a sponsor of the Fund or an Affiliate of such sponsor.

         3. We will be entitled to receive from the Fund a selling commission equal to 9% of the Gross Proceeds. For your services hereunder, subject to the condition that Subscription Agreements for a minimum of 120,000 Units have been received and accepted by the Manager by the termination date of the offering, you will receive from us a selling commission equal to 7.5% of the proceeds from all Subscription Agreements solicited by you and accepted by the Manager. It is understood and agreed that no reimbursement will be made for any due diligence expenses unless they represent bona fide due diligence expenses incurred by you, such expenses are documented by itemized invoice and such invoice is delivered to us by the earlier of a date 90 days after notice of termination of the offering of Units or a date two years from the date the offering commences.

         In the event that a sale of Units for which you have solicited a Subscription Agreement shall not occur, whether by reason of the failure of any condition specified herein or in the Subscription Agreement or the Selling Agreement, rejection of the subscription by the Fund or otherwise, no payment with respect to such Unit shall be made to you. Further, it is understood and agreed that we shall be under no obligation to make payment to you, and you expressly waive payment, of any commission hereunder except to the extent that we shall have first received from the Fund the selling commission to which we are entitled in connection with the subject transaction. Any payment to you will be payable only with respect to transactions lawful in the jurisdictions where they occur.

         We as Dealer Manager may, in our discretion, permit the Manager, a Soliciting Dealer or any Affiliate or employee of any of the foregoing or certain clients of registered investment advisors to purchase Units net of the 7.5% retail selling commissions at a per Unit price of $9.25, as more specifically described in the Prospectus under "Plan of Distribution - Investments by Certain Persons." Any such sale of Units net of retail commissions will only be permitted if and to the extent that the Soliciting Dealer which would otherwise be entitled to a selling commission on any such transaction agrees to such terms. Therefore, we will by separate letter agreement establish the amount of selling commission, if any, on transactions for which you would otherwise be entitled to the full selling commission, but which are eligible for the reduction. It shall be your responsibility to notify your Affiliates and employees as to the amount, if any, by which you agree to reduce compensation otherwise payable to you.

         As described in the Prospectus, we may from time to time during the offering establish a non-cash sales incentive bonus program, subject to prior NASD approval and compliance with all applicable NASD rules and procedures.

         4. This Agreement may be terminated by us or by you at any time upon five days' written notice.

         5. In soliciting persons to acquire the Units, you agree to comply with any applicable requirements of the 1933 Act, the 1934 Act, the published rules and regulations thereunder and the Conduct Rules of the NASD and, in particular, you agree that you will not give any information or make any representation other than those contained in the Prospectus and in any supplemental sales literature furnished to you by the Fund or us for use in making such solicitations. You further confirm and agree that, in connection with any assistance you may provide in the sale or transfer of Units, you

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will fulfill your obligations pursuant to Sections (b)(2)(B) and (b)(3)(D) of
Rule 2810 of the Conduct Rules of the NASD.

         6. We assume no obligation or responsibility in respect of the qualification of the Units under the laws of any jurisdiction. The Blue Sky Memorandum enclosed, or to be promptly furnished to you, indicates the states in which it is believed by the Fund that the Units are exempt from, or have been qualified under, the applicable state securities or "blue sky" laws and the restrictions, if any, on the rights of dealers to solicit sales thereof. It is understood that under no circumstances will you engage in any activities hereunder in any state which is not listed in said Blue Sky Memorandum as a state in which the Units are exempt from, or qualified under, the state securities or "blue sky" laws. Solicitations are to be made only by Soliciting Dealers qualified to act as such for such purpose within the states in which they make such solicitations.

         7. Nothing contained herein shall constitute the Soliciting Dealers and us, or any of them, an association, partnership, unincorporated business, or other separate entity. We shall be under no liability to make any payment to you except out of funds received by us from the Fund as hereinabove provided, and we shall not be under any liability for or in respect of the value or validity of the Subscription Agreements, the Units, or the performance by anyone of any agreement on its part, or for, or in respect of any matters connected with this Agreement. Notwithstanding the previous sentence, we shall be fully liable to you for any damages or harm suffered by you as a direct result of our lack of good faith, or for obligations expressly assumed by us in this Agreement.

         8. It is expressly understood that the Dealer Manager may cooperate with other broker dealers who are licensed members of the NASD, registered as broker dealers with the SEC and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Units of the Fund. Such other NASD members may be employed by the Dealer Manager as Soliciting Dealers on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Dealer Manager and the respective other Soliciting Dealers and as are in accordance with the terms of the Registration Statement, and to that extent such other Soliciting Dealers shall compete with you in the sale of the Units.

         9. Under the Selling Agreement, the Manager has agreed to indemnify us, the Soliciting Dealers and each person, if any, who controls us or any Soliciting Dealer within the meaning of the 1933 Act against certain liabilities under such Act. Each Soliciting Dealer agrees to indemnify the Manager and the Fund as provided in Paragraph 7 of the Selling Agreement and to indemnify us and each other Soliciting Dealer to the same extent and in the same manner as such Soliciting Dealer agrees to indemnify the Manager and the Fund. In the execution of the Selling Agreement, we shall be deemed to have acted as a representative of each of the Soliciting Dealers, and the Soliciting Dealers shall be deemed to be in privity of contract with the Manager and the Fund.

         10. Neither the Dealer Manager, the Fund or its Manager, nor any affiliates thereof, will (a) notify or actively solicit your clients with respect to any further transactions, or (b) release the name and/or account information or any of your clients to any other party unless required by court order, an authorized governmental or self-regulatory entity, or by the Limited Liability Company Operating Agreement to do so. For purposes of this paragraph Anotify or solicit@ shall not be deemed to include any direct and unassisted contact by a broker-dealer other than the sponsor, the Dealer Manager or the Fund. The provisions of this section shall survive any termination of the Selling Agreement or this Agreement.

         11. We acknowledge that you may form opinions regarding the Dealer Manager, the Fund, or its Manager, regarding the Units including but not limited to evaluations of the Dealer Manager's, the Fund's or its Manager's personnel, track record, financial statements, and terms of the offering. This evaluation may differ from the Dealer Manager's, the Fund's or its Manager's assessment and may be negative in nature. The Dealer Manager, the Fund and its Manager acknowledge that said evaluation shall not prohibit you from satisfying your "best efforts" obligation under

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the sales agreement. We hereby grant you the right to communicate to others your evaluations so long as such evaluations are made in good faith and the communication concerning the evaluations are consistent with such evaluations and are limited in scope to the extent reasonably deemed necessary by you to serve your customers and otherwise to conduct your securities business. We waive any rights of action which may arise from the circumstances described in this Paragraph 11.

         12. Any controversy or claim arising out of this agreement shall be settled by arbitration in California in accordance with the then current rules of the NASD, if appropriate, and otherwise with the then current rules of the American Arbitration Association. Judgment upon the arbitration award may be entered in any court having jurisdiction. Reasonable expenses, attorney's fees, and costs incurred therein shall be paid in accordance with the award of the arbitrators. The prevailing party shall be reimbursed for the reasonable costs of the investigation, attorney's fees and court costs.

         13. Any notice from us to you as Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at your address set forth below.

         Please confirm this agreement to solicit persons to acquire Units on the foregoing terms and conditions by signing and returning the form enclosed herewith.

                                   Very truly yours,

                                   ATEL SECURITIES CORPORATION

                                   By: ______________________________


















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ATEL Securities Corporation
600 California Street, 6th Floor
San Francisco, California  94108

          RE: ATEL Capital Equipment FUND X, LLC

Gentlemen:

         The undersigned confirms its agreement to act as a Soliciting Dealer as referred to in the foregoing Soliciting Dealers Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc.

         PLEASE NOTE: The undersigned further confirms that its registered representatives (check one):

                  __ are authorized

                  __ are not authorized
                         ---

to subscribe for Units for their own account on terms which include a rebate of commissions otherwise payable on their investment, as described in the Prospectus under "Plan of Distribution."

Dated: ________, 200_.     ________________________________________
                           (Print Name of Firm)

                           By: ____________________________________
                           (Authorized Representative)

                           ________________________________________
                           (Print Name of Authorized Representative)

                           Address___________________________

                           __________________________________

                           Phone Number (___)________________

Send Due Diligence Information To:   Send Marketing Information To:

_________________________________    _________________________________

_________________________________    _________________________________

_________________________________    _________________________________


                                     Send Commission Checks To:

                                     _________________________________



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